UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2019

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd, Suite 1100 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

On March 13, 2019, Catasys, Inc. (the “Company”), Anxiolitix, Inc. (“Anxiolitix”) and Catasys Health, Inc. (“Catasys Health” and together with the Company and Anxiolitix, the “Borrowers”) entered into an amended and restated venture loan and security agreement (as so amended and restated, the “Loan Agreement”) with Horizon Technology Finance Corporation (“Horizon”), which provides for up to $15.0 million in loans to the Borrowers, including initial term loans in the amount of $7.5 million previously funded under the original Loan Agreement entered into June 2018 and an additional up to $7.5 million loan in three revolving tranches of $2.5 million in availability, subject to the Company’s achievement of trailing three month billings exceeding $5 million, $7 million and $8 million, respectively. An initial advance of $2.5 million was funded upon the execution and delivery of the amendment and restatement, subject to repayment if the foregoing $5 million threshold is not reached by July 1, 2019. The Borrowers concurrently entered into an amendment to the previously disclosed $2.5 million receivables financing facility (the “Facility Agreement”) with Corporate Finance, a division of Heritage Bank of Commerce (“Heritage”) intended primarily to reflect the amendment and restatement of the Loan Agreement, including reference to the remaining months liquidity requirements thereof.

The Company issued a press release on March 14, 2019 announcing its entry into the Loan Agreement and the amendment to the Facility Agreement, which press release is attached as Exhibit 99.1 to this report.

Repayment of the term loans is on an interest-only basis through September 1, 2019, followed by monthly payments of principal and accrued interest for the balance of the term until maturity on September 30, 2022, subject to the Borrowers’ ability to extend the interest-only period to March 1, 2020 in the event the Company’s billings for the first six months of 2019 exceed $20 million. Repayment of the revolving loans is on an interest-only basis through September 30, 2020, followed by monthly payments of principal and accrued interest until maturity on September 30, 2022. Until the Company receives cash proceeds of $10 million from the sale of its equity securities, the Borrowers are required to maintain reserve cash on deposit for Horizon in an amount equal to the net operating loss of the Company for the trailing three month calendar period, plus all amounts required to repaid in respect of all outstanding indebtedness for the following three months, plus $4 million. From and after the receipt of $10 million in cash proceeds from the sale of its equity securities, the Borrowers are required to maintain reserve cash on deposit for Horizon in an amount equal to the net operating loss of the Company for the trailing three month calendar period, plus all amounts required to repaid in respect of all outstanding indebtedness for the following three months.

The loans bear interest at a floating coupon rate of the amount by which one-month LIBOR exceeds 2.00% plus 9.75%. A final payment equal to 6% of each loan tranche will be due on the scheduled maturity date for such loan. In addition, the Borrowers are required to pay Horizon revenue based payments equal to 0.20% of the Company’s quarterly revenue (as determined in accordance with GAAP) within 60 days of the end of each quarter during the term, subject to increase to 0.40% when the Company is EBITDA positive. If the Borrowers repay all or a portion of a loan prior to the applicable maturity date, they will pay Horizon a prepayment revenue based make-whole payment plus a prepayment penalty fee, based on a percentage of the then outstanding principal balance, equal to 3% if the prepayment occurs during the interest-only payment period and 2% thereafter.

The Borrowers’ obligations under the Loan Agreement are secured by a first priority security interest in all of their assets, with the exception of intellectual property and are subordinated to all borrowings under the an accounts receivable based facility agreement pursuant to an amended and restated intercreditor agreement. The Borrowers agreed not to pledge or otherwise encumber their intellectual property assets, subject to certain exceptions.

The Loan Agreement includes customary affirmative and restrictive covenants, excluding any covenants to attain or maintain certain financial metrics, and also includes customary events of default, including for payment failures, breaches of covenants, change of control and material adverse changes. Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5% may be applied to the outstanding loan balances, certain minimum revenue based payment guarantees become due and Horizon may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

In connection with the amended and restated Loan Agreement, the Company issued Horizon warrants as described below in Item 3.02 of this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 that relates to the creation of direct financial obligations of the Borrowers is hereby incorporated by reference into this Item 2.03 of this report.

Item 3.02 Unregistered Sales of Equity Securities.

On March 13, 2019, in connection with its entry into the Loan Agreement, the Company issued Horizon warrants to purchase shares of common stock with an aggregate value of up to $600,000 (depending on the level of availability under the Loan Agreement) at the trailing volume weighted average price of the common stock on the NASDAQ Capital Market for the five days preceding the relative dates of grants (the “Horizon Warrants”). In no event will the Company be required to issue more than 19.9% of its currently outstanding common stock pursuant to the Horizon Warrants.

The foregoing description of the Horizon Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Horizon Warrant, which is filed as Exhibit 4.1 to this report and is incorporated by reference herein.

Neither the Warrants nor the underlying shares of common stock have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Horizon Warrant
10.1	Amended and Restated Venture Loan and Security Agreement, dated March 13, 2019, by and between Catasys, Inc. and Horizon Technology Finance Corporation
10.2	Amendment No. 1 dated March 13, 2019 to Loan and Security Agreement, dated June 14, 2018, by and between Catasys, Inc. and Corporate Finance, a division of Heritage Bank of Commerce
99.1	Press Release dated March 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2019	CATASYS, INC.

	By:	/s/ Christopher Shirley
	Name:	Christopher Shirley
	Title:	Chief Financial Officer

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